                            SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934 (Amendment No. )

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Section 240.14a-12


                       VERTEX PHARMACEUTICALS INCORPORATED
-------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


-------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1) Title of each class of securities to which transaction applies:

         ----------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

         ----------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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/ /  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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
[LOGO]

                                                                   April 3, 2001

Dear Fellow Stockholder:

    You are cordially invited to attend the Annual Meeting of Stockholders of Vertex Pharmaceuticals Incorporated to be held on Tuesday, May 8, 2001, at 9:30 a.m. at the Company's headquarters at 130 Waverly Street, Cambridge, Massachusetts.

    The accompanying Notice of Annual Meeting of Stockholders and Proxy Statement describe the matters that will be presented at the meeting. This year, in addition to the election of three directors, stockholders are being asked to approve an amendment to the Company's Restated Articles of Organization to increase the number of authorized shares of common stock, $.01 par value, from 100,000,000 to 200,000,000, and to approve amendments to the Company's 1996 Stock and Option Plan.

    Regardless of the number of shares of Common Stock you may own, your vote is important. YOU ARE URGED TO VOTE, SIGN, DATE AND MAIL THE ENCLOSED PROXY CARD PROMPTLY, whether or not you plan to attend the meeting in person. This will ensure your proper representation at the meeting.

    Thank you for giving these materials your careful consideration.

                                          Sincerely,
                                          /s/ Joshua S. Boger
                                          JOSHUA S. BOGER
                                          CHAIRMAN AND CHIEF EXECUTIVE OFFICER

                      VERTEX PHARMACEUTICALS INCORPORATED

                               130 WAVERLY STREET

                      CAMBRIDGE, MASSACHUSETTS 02139-4242

                  TELEPHONE (617) 577-6000, FAX (617) 577-6680

                      VERTEX PHARMACEUTICALS INCORPORATED
                               130 WAVERLY STREET
                            CAMBRIDGE, MA 02139-4242
                                 (617) 577-6000

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                  MAY 8, 2001

    Notice is hereby given that the 2001 Annual Meeting of Stockholders of Vertex Pharmaceuticals Incorporated (the "Company") will be held on Tuesday, May 8, 2001, at 9:30 a.m. at the Company's headquarters, 130 Waverly Street, Cambridge, Massachusetts, for the following purposes:

    (1) To elect three directors to the class of directors whose term expires in 2004;

    (2) To approve an amendment to the Company's Restated Articles of Organization to increase the number of authorized shares of common stock, $.01 par value per share (the "Common Stock"), of the Company from 100,000,000 to 200,000,000;

    (3) To approve amendments to the 1996 Stock and Option Plan;

    (4) To consider and act upon such other business as may properly come before the meeting.

    Please refer to the accompanying Proxy Statement for more complete information concerning the matters to be acted upon at the meeting.

    Holders of record of the Company's Common Stock at the close of business on March 12, 2001, the record date for the meeting, are entitled to vote at the Annual Meeting and at any adjournments of the Annual Meeting. All stockholders are invited to attend the meeting in person.

HOLDERS OF RECORD OF COMMON STOCK AS OF THE RECORD DATE ARE URGED TO VOTE, SIGN, DATE, AND RETURN THEIR PROXIES IN THE ENCLOSED ENVELOPE. NO POSTAGE NEED BE AFFIXED IF MAILED IN THE UNITED STATES. HOLDERS OF RECORD OF COMMON STOCK AS OF THE RECORD DATE WHO DO ATTEND THE MEETING AND WISH TO VOTE IN PERSON MAY REVOKE THEIR PROXIES.

                                          BY ORDER OF THE BOARD OF DIRECTORS
                                          SARAH P. CECIL
                                          CLERK

April 3, 2001

                      VERTEX PHARMACEUTICALS INCORPORATED

                               130 WAVERLY STREET
                            CAMBRIDGE, MA 02139-4242
                                 (617) 577-6000

                            ------------------------

                                PROXY STATEMENT
                    FOR 2001 ANNUAL MEETING OF STOCKHOLDERS
                             TO BE HELD MAY 8, 2001

    This Proxy Statement, with the enclosed proxy card, is being furnished to stockholders of Vertex Pharmaceuticals Incorporated ("Vertex" or the "Company"), a Massachusetts corporation, in connection with the solicitation by the Company's Board of Directors (the "Board") of proxies to be voted at the Company's 2001 Annual Meeting of Stockholders to be held on May 8, 2001 at
9:30 a.m. at the Company's headquarters, 130 Waverly Street, Cambridge, Massachusetts, and at any adjournments thereof (the "Meeting").

    This Proxy Statement and the enclosed proxy card are first being mailed or otherwise furnished to stockholders of the Company on or about April 3, 2001. The Annual Report to Stockholders for the fiscal year ended December 31, 2000 is being mailed to the stockholders with this Proxy Statement, but does not constitute a part hereof.

    The cost of soliciting proxies, including expenses in connection with preparing and mailing this Proxy Statement, will be borne by the Company. The Company has retained D. F. King & Co., Inc. to assist in the solicitation of proxies at an estimated cost of approximately $4,000. Proxies may also be solicited by regular employees of the Company by mail, by telephone, in person, or otherwise. Employees will not receive additional compensation for their solicitation efforts. In addition, the Company will request banks, brokers, and other custodians, nominees, and fiduciaries to forward proxy material to the beneficial owners of Common Stock and to obtain voting instructions from beneficial owners. The Company will reimburse those firms for their reasonable expenses in forwarding proxy materials and obtaining voting instructions.

                               VOTING PROCEDURES

    YOUR VOTE IS IMPORTANT. Whether or not you plan to attend the meeting, please take the time to vote by completing and mailing the enclosed proxy card as soon as possible. We have included a postage-prepaid envelope for your convenience.

    WHO CAN VOTE? In order to vote, you must have been a stockholder of record at the close of business on March 12, 2001 (the "record date"). Stockholders whose shares are owned of record by brokers and other nominees should follow the voting instructions provided by their broker or other nominee. As of the record date, there were 60,150,471 shares of Common Stock issued, outstanding and entitled to vote. Each share of Common Stock is entitled to one vote on each matter to be voted upon.

    HOW DO I VOTE? If your shares are held of record in your own name, you may vote by completing and returning the enclosed proxy by mail or by voting in person at the Meeting.

    VOTING BY MAIL. You may vote by mail by completing and returning the enclosed proxy. Your proxy will be voted in accordance with your instructions. If you do not specify a choice on one or more of the proposals described in this Proxy Statement, your proxy will be voted in favor of that proposal. You may revoke your proxy at any time before its exercise by delivering a written revocation or a subsequently dated proxy to the Clerk of the Company or by voting in person at the Meeting.

    VOTING IN PERSON AT THE MEETING. If you attend the Meeting, you may deliver your completed proxy card in person or you may vote by completing a ballot which will be available at the Meeting.

    VOTING SHARES HELD IN "STREET NAME." If your shares are held in the name of a bank, broker or other holder of record, you will receive instructions from the holder of record that you must follow in order for your shares to be voted. If your shares are not registered in your own name and you plan to attend the Meeting and vote your shares in person, you should contact your broker or agent in whose name your shares are registered to obtain a broker's proxy card and bring it to the Meeting in order to vote.

    WHAT CONSTITUTES A QUORUM? In order for business to be conducted at the Meeting, a quorum must be present. A quorum consists of the holders of a majority of the shares of Common Stock issued and outstanding as of the record date. Shares of Common Stock present in person or represented by proxy (including shares which abstain or do not vote with respect to one or more of the matters to be voted upon) will be counted for purposes of determining whether a quorum exists. If a quorum is not present, it is expected that the Meeting will be adjourned until a quorum is obtained.

    WHAT VOTE IS REQUIRED TO APPROVE EACH PROPOSAL? The affirmative vote of the holders of a plurality of the shares of Common Stock entitled to vote at the Meeting is required for the approval of Proposal 1, the election of directors. The affirmative vote of the holders of a majority of the shares of Common Stock issued and outstanding on the record date is required for the approval of Proposal 2, approval of the amendment to the Company's Restated Articles of Organization. The affirmative vote of the holders of a majority of the shares of Common Stock present or represented and voting at the Meeting is required for the approval of Proposal 3, the approval of the amendments to the 1996 Stock and Option Plan.

    HOW ARE VOTES COUNTED? Shares which abstain from voting as to a particular matter or are held in "street name" by brokers or nominees who indicate on their proxies that they do not have discretionary authority to vote as to a particular matter ("broker non-votes") will not be voted in favor of such matter, and will also not be counted as shares voting on such matter. Accordingly, abstentions and broker non-votes will have NO EFFECT on the outcome of voting on Proposal 3, approval of the amendments to the 1996 Stock and Option Plan. Abstentions will have the effect of a vote AGAINST Proposal 2, approval of the amendment to the Company's Restated Articles of Organization. Brokers will have discretionary authority to vote on Proposal 2 and therefore broker non-votes will not be relevant to the tabulation of that proposal. Abstentions and broker non-votes are not relevant to the tabulation of votes on Proposal 1, the election of directors.

                                  PROPOSAL 1:
                             ELECTION OF DIRECTORS

NOMINEES FOR DIRECTOR AND DIRECTORS CONTINUING IN OFFICE

    The By-Laws of the Company provide for a Board consisting of such number of directors, not less than three nor more than nine, as may be fixed from time to time by the Board. The Board is divided into three classes, with each class holding office for a term of three years and the term of office of one class expiring each year. The Board has fixed the number of directors to constitute the full Board for the ensuing year at seven, three of whom are to be elected at the Meeting for a term expiring at the 2004 Annual Meeting, two whose terms expire at the 2003 Annual Meeting, and two whose terms expire at the 2002 Annual Meeting. On March 12, 2001, the By-Laws were amended by the Board to provide that the President of the Company need not be a director.

    Joshua S. Boger, a director of the Company since 1989, Charles A. Sanders, a director since 1996, and Elaine S. Ullian, a director since 1997, represent the class of directors whose term expires at the Meeting. The Board has nominated Dr. Boger, Dr. Sanders and Ms. Ullian for election to the class of directors whose term will expire in 2004.

    Shares represented by proxies will be voted for the election as directors of Dr. Boger, Dr. Sanders and Ms. Ullian unless otherwise specified in the proxy. If any of the nominees for election to the Board should, for any reason not now anticipated, not be available to serve as such, proxies will be voted for such other candidate as may be designated by the Board unless the Board reduces the number of directors. The Board has no reason to believe that Dr. Boger, Dr. Sanders or Ms. Ullian will be unable to serve if elected.

    The table below sets forth certain information with respect to the nominees for election to the Board of Directors and those directors whose terms of office will continue after the Meeting.

                                                                                                          EXPIRATION OF
                                                                                                FIRST       PRESENT OR
                                          PRINCIPAL OCCUPATION, BUSINESS EXPERIENCE AND OTHER  ELECTED       PROPOSED
NAME AND AGE                                             BUSINESS AFFILIATIONS                 DIRECTOR   TERM OF OFFICE
------------                              ---------------------------------------------------  --------   --------------
Joshua S. Boger, Ph.D., 49                A founder of the Company; Chief Executive Officer      1989           2004
                                          since 1992 and Chairman of the Board since 1997;
                                          President of the Company from its inception in 1989
                                          until December 2000, and Chief Scientific Officer
                                          from 1989 until May 1992. From 1987 to 1989, Senior
                                          Director of Basic Chemistry at Merck Sharp & Dohme
                                          Research Laboratories.

Charles A. Sanders, M.D., 69 (1)          Retired in 1994 as Chief Executive Officer and in      1996           2004
                                          1995 as Chairman of Glaxo Inc. From 1990 to 1995 a
                                          member of the Board of Glaxo plc. From 1981 to
                                          1989, held a number of positions at the Squibb
                                          Corporation, including that of Vice Chairman. Has
                                          served on the Boards of Merrill Lynch and Co.,
                                          Reynolds Metals Co. and Morton International Inc.;
                                          currently a Director of Biopure Corporation,
                                          Edgewater Inc., Genentech, Inc., Kendle
                                          International Inc., Magainin Pharmaceuticals Inc.,
                                          Pharmacopeia Inc., Scios, Inc., and Trimeris Inc.

                                                                                                          EXPIRATION OF
                                                                                                FIRST       PRESENT OR
                                          PRINCIPAL OCCUPATION, BUSINESS EXPERIENCE AND OTHER  ELECTED       PROPOSED
NAME AND AGE                                             BUSINESS AFFILIATIONS                 DIRECTOR   TERM OF OFFICE
------------                              ---------------------------------------------------  --------   --------------
Elaine S. Ullian, 53 (2)                  President and Chief Executive Officer of Boston        1997           2004
                                          Medical Center since 1996. From 1994 to 1996,
                                          President and Chief Executive Officer of Boston
                                          University Medical Center Hospital. From 1987 to
                                          1994, President and Chief Executive Officer of
                                          Faulkner Hospital. Also a Director of Hologic Inc.

Barry M. Bloom, Ph.D., 72 (2) (3)         Formerly with Pfizer Inc., as Executive Vice           1994           2003
                                          President of Research and Development from 1992 to
                                          1993, Senior Vice President from 1990 to 1992, Vice
                                          President from 1971 to 1990, and a Director from
                                          1973 to 1993. A Director of Cubist Pharmaceuticals,
                                          Inc., Incyte Genomics Inc., Neurogen Corp. and
                                          Microbia.

Bruce I. Sachs, 41 (1)                    General Partner at Charles River Ventures. From        1998           2003
                                          1998 to 1999, Executive Vice President and General
                                          Manager, Ascend Communications, Inc. From 1997
                                          until 1998, President and CEO of Stratus Computer,
                                          Inc. From 1995 to 1997, Executive Vice President/
                                          General Manager of the Internet Telecom Business
                                          Group at Bay Networks, Inc. From 1993 to 1995,
                                          President and Chief Executive Officer at Xylogics,
                                          Inc.

Roger W. Brimblecombe, Ph.D., D.Sc., 71   Chairman of Vanguard Medica Ltd. from 1991 to 2000,    1993           2002
  (2)                                     Chairman of Core Group plc since 1997, and
                                          Non-Executive Chairman of Oxford Asymmetry
                                          International plc from 1997 to 2000. Various Vice
                                          Presidential posts in SmithKline & French
                                          Laboratories research and development organization
                                          between 1979 and 1990. Also a Director of several
                                          other companies located in Europe.

Donald R. Conklin, 64 (1) (3)             Executive Vice President of Schering-Plough Corp.      1994           2002
                                          from 1986 to 1996; retired from Schering-Plough in
                                          1996. Also a Director of AlfaCell Inc. and Ventiv
                                          Inc.

------------------------

(1) Member of the Audit Committee.

(2) Member of the Compensation Committee.

(3) Member of the Nominating Committee.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

    During the year ended December 31, 2000, the Board held seven meetings. Each of the incumbent directors attended at least 75% of the Board meetings and meetings of committees of the Board of which he or she was a member.

    The Compensation Committee's functions are to recommend to the full Board the amount, character, and method of payment of compensation of all executive officers and certain other key employees and consultants of the Company and to administer the Company's stock and option plans and Employee Stock Purchase Plan. Barry M. Bloom, Roger W. Brimblecombe and Elaine S. Ullian are the members of the Compensation Committee, which held one meeting during 2000. The Compensation Committee Report appears at page 11 of this Proxy Statement.

    The Audit Committee, which includes Donald R. Conklin, Bruce I. Sachs, and Charles A. Sanders, met four times during 2000. The primary purpose of the Audit Committee is to provide independent and objective oversight of the accounting functions and internal controls of the Company. The Committee also assists the Board in fulfilling its responsibility to the stockholders relating to corporate accounting, the reporting practices of the Company, and the quality and integrity of the financial reports of the Company. On May 23, 2000, the Board of Directors approved the adoption of the Audit Committee Charter, a copy of which is attached to this Proxy Statement as Appendix B. The Audit Committee Report appears at page 19 of this Proxy Statement.

    The Nominating Committee, which includes Barry M. Bloom and Donald R. Conklin, did not meet during 2000. The Nominating Committee's role, following consultation with all other members of the Board, is to make recommendations to the full Board as to the size and composition of the Board and to make recommendations as to particular nominees.

BOARD RECOMMENDATION

    THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE ELECTION OF THE NOMINEES TO THE BOARD OF DIRECTORS. A PLURALITY OF THE VOTES CAST IN PERSON OR BY PROXY AT THE MEETING IS REQUIRED TO ELECT EACH NOMINEE AS DIRECTOR.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    The following table sets forth information regarding beneficial ownership of the Company's Common Stock as of March 12, 2001, by (i) each stockholder known to the Company to be the beneficial owner of more than 5% of the Company's Common Stock on that date, (ii) each director,
(iii) each person named in the Summary Compensation Table below, and (iv) all directors and current executive officers as a group.

                                                                     SHARES           PERCENTAGE
NAME AND ADDRESS                                              BENEFICIALLY OWNED(1)    OF TOTAL
----------------                                              ---------------------   ----------
FMR Corp. (2)...............................................        7,673,118            12.8%
  82 Devonshire Street
  Boston, MA 01909
Wellington Management Company LLP (3).......................        4,408,400             7.3%
  75 State Street
  Boston, MA 02109
Vanguard Specialized Funds--Vanguard Health Care Fund (4)...        3,755,400             6.2%
  Post Office Box 2600
  Valley Forge, PA 19482-2600
Barry M. Bloom (5)..........................................           55,000                *
Joshua S. Boger (5)(6)(7)...................................        2,254,164             3.7%
Roger W. Brimblecombe (5)...................................           40,000                *
Donald R. Conklin (5).......................................           83,000                *
Bruce I. Sachs (5)..........................................           45,000                *
Charles A. Sanders (5)......................................           66,000                *
Elaine S. Ullian (5)........................................           65,600                *
Vicki L. Sato (5)(7)........................................          892,880             1.5%
John J. Alam (5)(7).........................................          104,678                *
Lynne H. Brum (5)(7)........................................           82,897                *
Iain P. M. Buchanan (5).....................................          190,517                *
Richard H. Aldrich (5)......................................          234,687                *
All directors and current executive officers as a group (11         3,871,499             6.2%
  persons) (8)..............................................

------------------------

*   Less than 1%

(1) Beneficial ownership of shares for purposes hereof, as determined in accordance with applicable Securities and Exchange Commission rules, includes shares of Common Stock as to which a person has or shares voting power and/or investment (including dispositive) power. The persons and entities named in the table have sole voting and investment power with respect to all shares shown as beneficially owned by them, except as noted below. Attached to each share of Common Stock is a Preferred Share Purchase Right to acquire one-half of one hundredth of a share of the Company's Series A Junior Participating Preferred Stock, par value $.01 per share, which Rights are not presently exercisable. Information with respect to persons other than directors and executive officers is based solely upon Schedules 13G filed with the Securities and Exchange Commission as of December 31, 2000.

(2) FMR Corp. has sole power to vote 555,187 of these shares, shared power to vote none of these shares, and sole power to dispose of all 7,673,118 shares.

(3) Wellington Management Company LLP has sole voting power as to none of these shares, shared voting power as to 578,900 of these shares, sole dispositive power as to none of these shares, and shared dispositive power as to all 4,408,400 shares.

(4) Vanguard Specialized Funds--Vanguard Health Care Fund has sole voting power and shared dispositive power as to these shares.

(5) Includes shares which may be acquired upon the exercise of options exercisable within 60 days after March 12, 2001, as follows: Dr. Bloom, 55,000 shares; Dr. Boger, 1,191,748 shares; Dr. Brimblecombe, 40,000 shares; Mr. Conklin, 40,000 shares; Mr. Sachs, 45,000 shares; Dr. Sanders, 60,000 shares; Ms. Ullian, 65,000 shares; Dr. Sato, 874,200 shares; Dr. Alam, 68,291 shares; Ms. Brum, 75,181 shares; Mr. Buchanan, 189,830 shares; and Mr. Aldrich, 123,406 shares.

(6) Includes 207,500 shares held in trusts for the benefit of Dr. Boger's children. Dr. Boger disclaims beneficial ownership of such shares.

(7) Includes shares held in the Company's 401(k) Plan, as follows: Dr. Boger, 11,370 shares; Dr. Sato, 7,505 shares; Dr. Alam, l,554 shares; and
    Ms. Brum, 2,756 shares.

(8) Includes an aggregate of 2,704,250 shares which may be acquired upon the exercise of options exercisable within 60 days after March 12, 2001 and an aggregate of 23,185 shares held in the Company's 401(k) Plan.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Exchange Act requires directors, officers, and persons who are beneficial owners of more than ten percent of the Company's Common Stock to file with the Securities and Exchange Commission (the "Commission") reports of their ownership of the Company's securities and of changes in that ownership. To the Company's knowledge, based upon a review of copies of reports filed with the Commission with respect to the fiscal year ended December 31, 2000 and written representations that no other reports were required, all reports required to be filed under Section 16(a) by the Company's directors and officers and persons who were beneficial owners of more than ten percent of the Company's Common Stock were timely filed, except that Richard H. Aldrich, Thomas G. Auchincloss, Jr., and Lynne H. Brum each filed one Form 4, each of which reported one transaction, late.

EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

    The following table provides certain summary information concerning compensation earned during the fiscal years ended December 31, 2000, 1999, and 1998 by the Company's Chief Executive Officer and the five most highly compensated executive officers other than the Chief Executive Officer who served as executive officers at December 31, 2000 or during 2000 (the Chief Executive Officer together with such other persons being hereinafter referred to as the "Named Executive Officers").

                                                                                         LONG-TERM
                                                                                        COMPENSATION
                                                                                           AWARDS
                                                                                      ----------------
                                                                                         SECURITIES
                                                                ANNUAL COMPENSATION      UNDERLYING
                                                                -------------------       OPTIONS          ALL OTHER
NAME AND PRINCIPAL POSITION                            YEAR      SALARY     BONUS     (# OF SHARES)(1)   COMPENSATION
---------------------------                          --------   --------   --------   ----------------   -------------
Joshua S. Boger,...................................    2000     $407,134   $250,000        175,000       $ 21,196  (2)
  Chairman and Chief Executive Officer                 1999     $389,584   $ 88,000        174,000       $      19,872
                                                       1998     $371,020   $ 92,800        200,000       $       8,979

Vicki L. Sato,.....................................    2000     $332,124   $150,000        125,000       $  7,291  (3)
  President                                            1999     $311,844   $ 77,961        124,500       $       6,938
                                                       1998     $294,190   $ 88,300        130,000       $       7,469

John J. Alam,......................................    2000     $229,424   $ 45,884         50,250       $  7,403  (3)
  Senior Vice President, Drug Evaluation and           1999     $215,410   $ 21,541         44,500       $       5,662
  Approval                                             1998     $181,012   $ 36,200         57,202       $       6,785

Lynne H. Brum,.....................................    2000     $172,510   $ 25,876         29,650       $  7,650  (3)
  Vice President of Corporate Communications and       1999     $161,980   $ 24,297         24,500       $       5,971
  Market Development                                   1998     $133,848   $ 13,385         29,740       $       6,570

Iain P. M. Buchanan,...............................    2000     $232,102   $  9,284         32,300       $ 21,672  (4)
  Vice President of European Operations                1999     $213,516   $ 21,793         24,500       $      21,352
                                                       1998     $205,470   $ 30,650         35,200       $      20,547

Richard H. Aldrich,................................    2000     $278,746   $100,000         75,000       $  6,995  (3)
  Former Senior Vice President and Chief Business      1999     $266,734   $ 53,347        114,000       $       6,977
  Officer(5)                                           1998     $256,464   $ 64,200        120,000       $       7,485

------------------------

(1) Adjusted to reflect the two-for-one stock split effected in August 2000.

(2) Consists of $6,996 representing the value of the Company's matching contributions under the Company's 401(k) Savings Plan and $14,200 representing certain insurance premiums paid by the Company on Dr. Boger's behalf during 2000.

(3) Represents the value of the Company's matching contributions under the Company's 401(k) Savings Plan.

(4) Represents the Company's contribution to Mr. Buchanan's personal pension scheme account.

(5) On December 21, 2000, Mr. Aldrich resigned his position as Senior Vice President and Chief Business Officer of the Company.

OPTION GRANTS IN THE LAST FISCAL YEAR

    The following table provides certain information with respect to options under the Company's 1996 Stock and Option Plan granted to each of the Named Executive Officers during the fiscal year ended December 31, 2000.

                                               INDIVIDUAL GRANTS                                POTENTIAL REALIZABLE VALUE
                                           --------------------------                            AT ASSUMED ANNUAL RATES
                                           NUMBER OF     PERCENT OF                                   OF STOCK PRICE
                                           SECURITIES   TOTAL OPTIONS                                APPRECIATION FOR
                                           UNDERLYING    GRANTED TO                                  OPTION TERM (2)
                                            OPTIONS     EMPLOYEES IN    EXERCISE   EXPIRATION   --------------------------
NAME                                       GRANTED(1)    FISCAL YEAR     PRICES      DATES          5%            10%
----                                       ----------   -------------   --------   ----------   -----------   ------------
Joshua S. Boger..........................   175,000          6.39%       $70.75      12/5/10    $7,783,806    $19,724,139
Vicki L. Sato............................   125,000          4.56%       $70.75      12/5/10    $5,559,861    $14,088,671
John J. Alam.............................    50,250          1.83%       $70.75      12/5/10    $2,235,064    $ 5,663,646
Lynne H. Brum............................    29,650          1.08%       $70.75      12/5/10    $1,318,799    $ 3,341,833
Iain P. M. Buchanan......................    32,300          1.18%       $70.75      12/5/10    $1,436,668    $ 3,640,513
Richard H. Aldrich.......................    75,000          2.74%       $68.25     12/20/10    $3,219,154    $ 8,157,969

--------------------------

(1) Options vest in twenty equal quarterly installments from the date of grant, except for Mr. Aldrich's option, which vests in six equal quarterly installments from the date of grant.

(2) As required by rules of the Securities and Exchange Commission, potential values stated are on the prescribed assumption that the Company's Common Stock will appreciate in value from the date of grant to the end of the option term at annualized rates of 5% and 10%. These hypothesized values are not intended to forecast possible future appreciation, if any, in the Company's Common Stock.

AGGREGATED OPTION EXERCISES IN THE LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
  VALUES

    The following table provides certain information with respect to the options to purchase Common Stock exercised by the Named Executive Officers during 2000 and options held by such persons at December 31, 2000.

                                                                     NUMBER OF SECURITIES
                                                                          UNDERLYING               VALUE OF UNEXERCISED
                                                                      UNEXERCISED OPTIONS         IN-THE-MONEY OPTIONS AT
                                  NUMBER OF                           AT FISCAL YEAR-END            FISCAL YEAR-END(1)
                               SHARES ACQUIRED                    ---------------------------   ---------------------------
NAME                             ON EXERCISE     VALUE REALIZED   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                           ---------------   --------------   -----------   -------------   -----------   -------------
Joshua S. Boger..............       82,802         $ 5,461,150     1,096,848       549,350      $69,067,963    $22,695,535
Vicki L. Sato................       40,000         $ 1,347,400       828,250       381,250      $52,410,562    $15,544,764
John J. Alam.................       47,534         $ 2,139,547        44,096       150,322      $ 2,608,691    $ 5,980,115
Lynne H. Brum................       63,500         $ 2,387,633        59,392        89,998      $ 3,520,699    $ 3,657,680
Iain P. M. Buchanan..........       30,000         $ 1,565,400       174,230        91,770      $10,991,202    $ 3,617,122
Richard H. Aldrich...........      504,304         $26,216,032       171,346       313,350      $10,189,588    $14,546,135

--------------------------

(1) The value of unexercised in-the-money options at fiscal year-end assumes a fair market value for the Company's Common Stock of $71.50, the closing sale price per share of the Common Stock as reported in the Nasdaq Stock Market on December 29, 2000.

EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL
  ARRANGEMENTS

    The Company has employment agreements with Dr. Boger, Dr. Sato and
Mr. Buchanan pursuant to which they are entitled to receive compensation as determined by the Compensation Committee of the Board of Directors and will be eligible to receive the benefits generally made available to executives of the Company. The agreements with Dr. Boger and Dr. Sato require 18 months' notice in the event of termination by the Company without cause, and may be terminated upon six months' notice by the executive. Mr. Buchanan's agreement requires six months' notice for termination by either the Company or Mr. Buchanan. In the event of certain terminations after a change in control of the Company, the agreements also provide for a lump sum payment of three years' salary and bonus, payable within ten days after the date of termination, acceleration of the vesting of all outstanding stock options, and continuation of certain employee benefits for a period of three years after the date of termination. The agreements also contain noncompetition provisions.

    The Company has agreed to employ Mr. Aldrich until June 21, 2002 at a biweekly rate of $11,311, subject to annual review in accordance with the Company's usual practices. Mr. Aldrich will be eligible to receive the benefits generally made available to executives of the Company, and such bonuses, stock option grants and other compensation as may be determined from time to time by the Compensation Committee or the Board. The Company agreed to grant
Mr. Aldrich an option for the purchase of 75,000 shares vesting in six quarterly installments from the date of grant and to pay him a cash bonus of $100,000 with respect to the year 2000. The agreement also contains noncompetition provisions.

    All outstanding options granted under the Company's Stock and Option Plans provide that, in the event of certain changes in control of the Company, either appropriate provision for the continuation of all then outstanding options must be made, or the vesting of such options will be accelerated and they will become fully exercisable immediately prior to such change in control.

COMPENSATION OF DIRECTORS

    During 2000, the Company paid an annual retainer of $8,000, plus $2,000 for each Board meeting attended and $250 for each Committee meeting attended on a regular Board meeting day, or $500 if the Committee meeting was not held on the same day as a meeting of the full Board, to non-employee directors. As of January 1, 2001, the standard fee arrangement for Board members was increased to $12,000 per year, plus $2,500 for each Board meeting attended. Meetings held by conference call are generally compensated at half the standard rate. In addition, under the 1996 Stock and Option Plan, each non-employee director, upon initial election or appointment to the Board, receives a non-qualified option to purchase 20,000 shares of Common Stock at an exercise price equal to the Common Stock's then fair market value. Such options vest quarterly over a four-year period from the date of grant, based on continued service on the Board. Each non-employee director in office on June 1 of any year also receives a non-qualified option to purchase 5,000 shares of Common Stock under the 1996 Stock and Option Plan, exercisable immediately at a price equal to the fair market value per share of the Company's Common Stock on the date of grant. Under amendments to the 1996 Stock and Option Plan adopted in March 2001, the annual option grant to non-employee directors will be increased to 7,500 shares beginning in 2001.

                        REPORT ON EXECUTIVE COMPENSATION

OVERVIEW

    The Company's executive compensation program is administered by the Compensation Committee of the Board of Directors (the "Committee"). With the oversight of the Committee, the Company has developed and implemented compensation policies with the objectives of attracting and retaining top quality management and encouraging them to contribute to the Company's growth, while also adhering to a policy of keeping the Company's personnel costs reasonable in relation to those of comparable companies and in relation to the Company's other expenditures for its drug discovery and development programs. For 2000, compensation paid to each of the Named Executive Officers consisted of base salary, a cash bonus and long-term compensation in the form of stock options.

    The Committee's recommendations as to compensation for all employees of the Company, including the Named Executive Officers, are subject to approval by the full Board of Directors of the Company. Vertex's Chief Executive Officer,
Dr. Joshua S. Boger, does not participate in discussions of his compensation between the Compensation Committee and the full Board, nor does he participate in the full Board's vote on the Committee's recommendations as to his compensation.

BASE SALARIES

    Base salaries for 2000 were determined by the Committee in late 1999. Salary increases over 1999 salary levels were based on the Committee's subjective evaluation of the individual Named Executive Officer's performance in 1999 and its estimation of the salaries being offered to senior executives at companies with which Vertex competes in hiring and retaining qualified executives and key scientists. In addition, the Committee considered the results of the 1999 BIOTECHNOLOGY COMPENSATION SURVEY, a survey conducted by Radford Associates (the "Radford Survey") and the Salary Information Retrieval System ("SIRS"). These surveys included companies in the biotechnology and pharmaceutical industries which voluntarily participated in the surveys. In its determination of compensation levels, the Committee did not consider the Nasdaq Pharmaceuticals Stocks Index, included in the Performance Graph below. That index tracks the stock performance of companies with stock quoted on Nasdaq, which are selected according to the broad Standard Industrial Classification category "Drugs," and which include many categories of companies with which Vertex does not generally compete for services of executives.

    The Committee believed that the 2000 raises approved for the Named Executive Officers were generally comparable to the average raises that year for executives of competing companies. These raises were intended to reflect the Committee's judgment that Vertex's over all performance in 1999 was very good. The Committee believed that setting salary levels in the middle range of those offered by competing companies would allow for the possibility of significant additional cash bonuses based on 2000 individual and Company performance. In determining base salaries for Dr. Boger, Dr. Sato and Mr. Aldrich, it was the Committee's intention that such incentive cash bonus and stock option bonus opportunities represent a larger proportion of their total compensation, as compared with other Company employees.

CASH BONUSES

    At the end of 2000, cash bonuses were awarded to the Named Executive Officers, as well as to other Company employees who were deemed to have made substantial contributions to the attainment of those accomplishments judged to be most important to the Company in 2000. The amounts of the cash bonuses awarded to Dr. Boger and Dr. Sato were approximately 61.4% and 45% of their respective 2000 base salaries, reflecting the Committee's determination that a significant proportion of the compensation of those senior executives should be performance-based, as discussed above. The amounts of the Named Executive Officers' bonuses reflected the Committee's determination that the Company made substantial progress during 2000, including the execution of a major new strategic collaborative agreement relating to Vertex's kinase research program, defining and initiating Vertex's chemogenomics research and development strategy, and a significant increase in the Company's market capitalization. It was the Committee's judgment that each of such officers made significant contributions within his or her area of responsibility to the Company's performance during the year.

STOCK OPTIONS

    Stock options under the Company's stock and option plans are granted to employees, including executive officers, to create a link between compensation and stockholder return, and to enable executive officers and other employees to develop and maintain a significant stock ownership position in the Company which will vest over time and act as an incentive for the employee to remain with the Company.

    During 2000, each of the Named Executive Officers was granted ten-year options under the 1996 Stock and Option Plan to purchase a significant number of shares of Common Stock, ranging from 29,650 to 175,000 shares vesting in quarterly installments. In each case, the option exercise price was the average of the high and low market prices on the date of grant. The aggregate amounts of these option awards were based on an evaluation of individual contributions to the Company's success in 2000. Although the Committee did not perform any comprehensive survey of equity compensation at peer group companies, the Committee believed that, compared to the total number of shares outstanding, the total number of options granted to its employees, including the Named Executive Officers, as a group, was within the range of the option grants awarded by other companies with which the Company competes to attract and retain employees.

CHIEF EXECUTIVE OFFICER COMPENSATION

    Dr. Boger's 2000 base salary of $407,134 represented an increase of approximately 4.5% over his 1999 salary, indicating the Committee's evaluation of Dr. Boger's performance as good. The Committee believed that Dr. Boger's resulting 2000 salary was near the middle of the range of base salaries paid to chief executive officers of comparable companies. The Committee set the 2000 base salary at this level in order to provide opportunities for significant incentive cash bonuses based on individual and Company performance.

    The Committee's, and the full Board of Directors', subjective view of Dr. Boger has consistently been that he is an outstanding scientist who has also demonstrated exceptional ability to guide the Company and to manage well not only the Company's scientific programs but its strategic business efforts as well. This subjective view has been supported objectively in Dr. Boger's success during 2000 in obtaining the execution of the kinase collaborative agreement, the initiation of Vertex's chemogenomics research and development strategy, and the increase in the Company's market capitalization, as described above. The amounts of Dr. Boger's 2000 cash bonus and stock option award, for the purchase of a total of 175,000 shares of Common Stock, were determined in accordance with the foregoing factors, among others, none of which was weighted more heavily than any other. In setting the size of Dr. Boger's option award, the Committee also considered its judgment that Dr. Boger's scientific and management leadership is very important to the Company, and that it was therefore advisable for him to maintain a substantial unvested option position, in order to continue his incentive to remain with the Company.

INTERNAL REVENUE CODE LIMITATION ON DEDUCTIBILITY OF EXECUTIVE COMPENSATION

    Section 162(m) of the Internal Revenue Code, enacted in 1993, limits to $1,000,000 per executive the amount of compensation paid to the Company's Chief Executive Officer or any of the Company's other most highly compensated executive officers named in its Summary Compensation Table which may be deducted for corporate tax purposes. Qualified performance-based compensation is not included in the $1,000,000 limit. The Company believes that its 1994 and 1996 Stock and Option Plans qualify as performance-based compensation plans.

                    Submitted by the Compensation Committee:
                                 Barry M. Bloom
                             Roger W. Brimblecombe
                                Elaine S. Ullian

                               PERFORMANCE GRAPH

                            CUMULATIVE TOTAL RETURN
         BASED UPON AN INITIAL INVESTMENT OF $100 ON DECEMBER 31, 1995
                           WITH DIVIDENDS REINVESTED

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

                                     DEC-95  DEC-96  DEC-97  DEC-98  DEC-99  DEC-00
Vertex Pharmaceuticals Incorporated    $100    $152    $125    $112    $132    $540
NASDAQ Stock Market (U.S.)             $100    $123    $151    $213    $395    $238
NASDAQ Pharmaceutical Stocks           $100    $100    $104    $132    $248    $308

                               SOURCE: GEORGESON SHAREHOLDER COMMUNICATIONS INC.

                                  PROPOSAL 2:
                          APPROVAL OF AN AMENDMENT TO
                    THE RESTATED ARTICLES OF ORGANIZATION TO
                             INCREASE THE NUMBER OF
                       AUTHORIZED SHARES OF COMMON STOCK

    The Board of Directors has adopted, subject to stockholder approval, an amendment to the Company's Restated Articles of Organization to increase the authorized number of shares of Common Stock from 100,000,000 to 200,000,000.

    The additional Common Stock to be authorized by adoption of the amendment will have rights identical to the currently outstanding Common Stock of the Company. Adoption of the proposed amendment and issuance of the Common Stock will not affect the rights of the holders of currently outstanding Common Stock of the Company, except for effects incidental to increasing the number of shares of the Company's Common Stock outstanding if and when the additional shares are issued. If the amendment is adopted, it will become effective upon filing of Articles of Amendment of the Company's Restated Articles of Organization with the Secretary of State of the Commonwealth of Massachusetts.

    At March 1, 2001, there were 60,146,250 shares of the Company's Common Stock outstanding. In addition, at the same date, 12,973,699 shares of Common Stock were reserved for issuance under the Company's stock and option plans, employee stock purchase plan and 401(k) plans, and 3,739,420 shares of Common Stock were reserved for issuance upon conversion of the Company's outstanding convertible notes. Accordingly, approximately 23,140,631 shares of Common Stock are available for future issuance.

    Although at present the Board of Directors has no plans to issue shares of Common Stock in excess of the number previously authorized, it believes it is desirable to have such shares available to provide additional flexibility to use its capital stock for business and financial purposes in the future. The additional shares may be issued, without further stockholder approval, except as may be required by law, regulatory authorities, or the rules of the Nasdaq Stock Market or any other stock exchange on which the Company's shares may then be listed. The additional shares may be used for various purposes including, without limitation, stock splits and dividends, raising capital, providing equity incentives to employees and directors, establishing strategic relationships with other companies and expanding the Company's business or research and development programs through the acquisition of other businesses and products.

BOARD RECOMMENDATION

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE AMENDMENT OF THE RESTATED ARTICLES OF ORGANIZATION AS DESCRIBED ABOVE. THE AFFIRMATIVE VOTE OF A MAJORITY OF THE SHARES OF COMMON STOCK OUTSTANDING IS REQUIRED FOR SUCH APPROVAL.

                                  PROPOSAL 3:
              APPROVAL OF AMENDMENTS TO 1996 STOCK AND OPTION PLAN

GENERAL

    The Company's 1996 Stock and Option Plan (the "Plan") was adopted by the Board of Directors in December 1996. Under the Plan, stock rights may be granted which are either (i) options intended to qualify as "incentive stock options" ("ISOs") under Section 422(b) of the Internal Revenue Code of 1986, as amended (the "Internal Revenue Code"), (ii) non-qualified stock options ("NQSOs"), or
(iii) awards of
shares of Common Stock or the opportunity to make a direct purchase of shares of Common Stock ("Stock Awards") (ISOs, NQSOs and Stock Awards, together, being hereinafter referred to as "Stock Rights"). Stock Rights may be granted under the Plan to employees (including officers and directors who are employees) of the Company and its subsidiaries (approximately 450 persons, as of December 31, 2000), and to consultants, advisors and non-employee directors of the Company and its subsidiaries (NQSOs and Stock Awards only). A copy of the Plan is attached to this Proxy Statement as Appendix A.

AMENDMENTS

    The Company's Board of Directors adopted an amendment to the Plan effective as of December 6, 2000, and further amended and restated the Plan on March 12, 2001. The effect of these amendments is to increase the number of shares of Common Stock reserved for issuance under the Plan by a total of 4,000,000, from 9,000,000 to 13,000,000. The annual stock option grant to non-employee directors has been increased from 5,000 shares to 7,500 shares. The Plan has also been amended to provide that Compensation Committee may not reprice any options, either directly through a reduction of the exercise price or indirectly by cancellation of outstanding options in return for an immediate grant of options with a lower exercise price.

    The increase in the number of shares of Common Stock reserved for issuance under the Plan is being submitted for stockholder approval at the Meeting to ensure continued qualification of the Plan under the Internal Revenue Code's rules relating to ISOs. If the stockholders do not approve Proposal 3, options granted under the Plan after December 6, 2000 will be NQSOs.

    As of March 1, 2001, stock options to purchase 8,239,343 shares of Common Stock were outstanding under the Plan, with exercise prices ranging from $7.66 to $93.12. Such options have expiration dates ranging from December 12, 2006 to December 21, 2010. As of the same date, after giving effect to the amendments, 679,731 shares of Common Stock remained available for the grant of additional Stock Rights under the Plan. On March 22, 2001, the last sales price for the Company's Common Stock reported on the Nasdaq Stock Market was $29.1875. The number of shares subject to the Plan is subject to adjustment in the case of a stock split, stock dividend, combination, recapitalization or similar transaction.

    As of March 1, 2001, unexercised options for 1,596,655 shares were outstanding under the 1991 Stock Option Plan, and 8,806 shares of Common Stock remained available for the granting of additional options under that plan. As of the same date, unexercised options for 1,859,410 shares were outstanding under the 1994 Stock and Option Plan, and 137,593 shares of Common Stock remained available for the granting of additional Stock Rights under that plan.

DESCRIPTION OF AMENDED AND RESTATED PLAN

    The Compensation Committee of the Board administers the Plan. Subject to the provisions of the Plan, the Committee has the authority to determine the persons to whom Stock Rights will be granted, the number of shares to be covered by each Stock Right, the exercise price per share and the manner of exercise, and the terms and conditions upon which Stock Rights are granted, to accelerate the date of exercise of any installment of any Stock Right, and to interpret the provisions of the Plan.

    Stock options may not be granted under the Plan at a price less than the fair market value of the Common Stock on the date of grant. ISOs granted under the Plan must expire not more than ten years from the date of grant. No participant may be granted options in any calendar year for the purchase of more than 400,000 shares (subject to adjustment in the event of certain stock dividends, stock splits and other corporate events). Stock Awards may be granted on such terms and conditions as are approved by the Committee, provided that the purchase price per share cannot be less than the par value per share of the Common Stock. Any Stock Awards must be subject to restrictions on transfer and a right of repurchase by the Company and shall vest (i) over a period of not less than three years from the date of grant, or (ii) upon the later of one year after the date of grant or the achievement of performance objectives approved by the Committee when granting the Stock Award.

    ISOs granted under the Plan are exercisable during the optionholder's lifetime only by the optionholder and are not transferable except by will or by the laws of descent and distribution or pursuant to qualified domestic relations orders or Title I of the Employee Retirement Income Security Act.

    Each newly elected non-employee director is automatically granted a non-qualified stock option on the date of initial election to the Board to purchase 20,000 shares of Common Stock, at a purchase price equal to the fair market value per share of the Company's Common Stock on the date of grant, vesting in equal quarterly installments over a period of four years from the date of grant. In addition, each non-employee director serving in office on June 1 of any year will be granted a NQSO to purchase 7,500 shares at an exercise price equal to the fair market value per share of the Company's Common Stock on the date of grant. Those options are fully exercisable immediately and have a term of ten years.

    In the event of certain consolidations or acquisitions of the Company or a sale of substantially all of the Company's assets, either (i) the Committee shall provide for the surviving or acquiring entity or an affiliate thereof to assume the outstanding options or grant replacement options in lieu thereof, any such replacement to be upon an equitable basis as determined by the Committee, or (ii) if there is no such assumption or substitution, all outstanding options shall become immediately and fully exercisable immediately prior to the acquisition, notwithstanding any restrictions or vesting conditions set forth in the option agreements.

    The Plan may be amended by the stockholders or by the Board of Directors or the Committee. No amendment may adversely affect the rights of any participant to whom Stock Rights have previously been granted without that participant's consent.

FEDERAL INCOME TAX CONSEQUENCES

STOCK OPTIONS

    Options granted under the Plan may be either ISOs which satisfy the requirements of Section 422 of the Internal Revenue Code or NQSOs which are not intended to meet such requirements. The federal income tax treatment for the two types of options differs as follows:

        ISOS. No taxable income is recognized by the optionee at the time of the option grant, and no taxable income is generally recognized at the time the option is exercised. The optionee will, however, recognize taxable income in the year in which the purchased shares are sold or otherwise made the subject of a taxable disposition. For federal tax purposes, dispositions are divided into two categories: qualifying and disqualifying. A qualifying disposition occurs if the sale or other disposition is made after the optionee has held the shares for more than two years after the option grant date and more than one year after the exercise date. If either of these two holding periods is not satisfied, then a disqualifying disposition will result.

        Upon a qualifying disposition of the shares, the optionee will recognize long-term capital gain in an amount equal to the excess of the amount realized upon the sale or other disposition of the purchased shares over the exercise price paid for those shares. If there is a disqualifying disposition of the shares, then the excess of the fair market value of the shares on the exercise date (or the amount realized on a disqualifying sale, if less) over the exercise price paid for those shares will be taxable as ordinary income to the optionee; any additional gain or loss recognized upon the disposition will be taxable as a capital gain or loss.

        As of December 6, 2000, the number of options granted under the Plan exceeded the number of shares previously approved by the stockholders for issuance under the Plan. In order for options granted under the Plan after that date to qualify as ISOs, the amendments must be approved by the stockholders within twelve months after their adoption by the Board of Directors. If the amendments are not approved by December 6, 2001, all options granted under the Plan after December 6, 2000 will be NQSOs.

        NON-STATUTORY OPTIONS. No taxable income is recognized by an optionee upon the grant of a non-statutory option. The optionee will in general recognize ordinary income, in the year in which the option is exercised, equal to the excess of the fair market value of the purchased shares on the exercise date over the exercise price paid for the shares, and the optionee will be required to satisfy the tax withholding requirements applicable to such income.

    The Company will generally be entitled to an income tax deduction equal to the amount of ordinary income recognized by the optionee with respect to the exercise of a non-statutory option or the disqualifying disposition of an incentive stock option. The deduction will in general be allowed for the taxable year of the Company in which such ordinary income is recognized by the optionee.

STOCK AWARDS

    Under the Stock Awards feature of the Plan, an eligible individual may be granted a specified number of shares of Common Stock. However, vested rights to such stock must be made subject to certain restrictions or conditioned on the attainment of certain performance goals. If the recipient violates any of the restrictions during the period specified by the committee or the performance standards fail to be satisfied, the Stock is forfeited.

    A recipient of a Stock Award will recognize ordinary income equal to the fair market value of the Common Stock at the time the restrictions lapse, less any amount which the recipient paid for the stock. However, instead of postponing the income tax consequences of a Stock Award, the recipient may elect to include the fair market value of the Common Stock (less any purchase price paid) in income in the year the award is granted. This election is made under
Section 83(b) of the Internal Revenue Code by filing a written notice with the Internal Revenue Service. In general, the Company receives a deduction for federal income tax purposes equal to the amount of compensation recognized by the recipient at such time as the recipient recognizes such income.

    The tax treatment of the subsequent disposition of Restricted Stock will depend upon whether the recipient has made a Section 83(b) election to include the value of the Common Stock in income when awarded. If the recipient makes a
Section 83(b) election, any disposition thereafter will result in a capital gain or loss equal to the difference between the selling price of the Common Stock and the fair market value of the Common Stock on the date of grant. If no
Section 83(b) election is made, any disposition will result in a capital gain or loss equal to the difference between the selling price of the Common Stock and the fair market value of the Common Stock on the date the restrictions lapsed.

NEW PLAN BENEFITS

    Options for 7,500 shares each will be granted under the Plan during 2001 to all non-employee directors who continue to serve as directors on June 1, 2001 (currently six persons). The number of additional shares or options, if any, that will be granted to executive officers and directors under the Plan is indeterminable at this time, since any such grants are subject to the discretion of the Committee.

BOARD RECOMMENDATION

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE AMENDMENTS TO THE 1996 STOCK AND OPTION PLAN AS DESCRIBED ABOVE. A MAJORITY OF THE VOTES CAST IN PERSON OR BY PROXY AT THE MEETING IS REQUIRED FOR SUCH APPROVAL.

                            INDEPENDENT ACCOUNTANTS

    PricewaterhouseCoopers LLP has served as the Company's independent accountants since 1989. Representatives of PricewaterhouseCoopers LLP will be present at the Meeting to respond to questions and will be given the opportunity to make a statement should they desire to do so.

    The Board of Directors has not yet appointed independent accountants for the Company's 2001 fiscal year. The Audit Committee of the Board, in accordance with its Charter, is in the process of evaluating independent accountants and, after its review is complete, will make a recommendation to the Board on the selection of independent accountants for the 2001 fiscal year. Stockholder approval of the independent accountants selected by the Board is not required by the Company's By-Laws or otherwise.

    AUDIT FEES. PricewaterhouseCoopers LLP billed the Company $116,711 during fiscal 2000 for the independent audit of the Company's annual financial statements and review of the financial statements contained in the Company's quarterly reports on Form 10-Q.

    FINANCIAL INFORMATION SYSTEM DESIGN AND IMPLEMENTATION
FEES. PricewaterhouseCoopers LLP did not perform any financial information system design or implementation services for the Company during fiscal 2000.

    ALL OTHER FEES. PricewaterhouseCoopers LLP billed the Company $401,414 during fiscal 2000 for other services, including services related to financing activities and tax-related services.

                             AUDIT COMMITTEE REPORT

    The Audit Committee is appointed by the Board of Directors to review the Company's financial matters. The Committee assists the Board in overseeing and monitoring the integrity of the Company's financial reporting process, its compliance with legal requirements and the quality of its audit process. Each member of the Audit Committee meets the independence requirements set by the Nasdaq Stock Market. The Audit Committee has reviewed and discussed the audited financial statements for the fiscal year ending December 31, 2000, with management and with the Company's independent auditors, PricewaterhouseCoopers LLP. The Committee also discussed with PricewaterhouseCoopers LLP the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit. The Audit Committee received a written disclosure and letter from PricewaterhouseCoopers LLP regarding its independence, as required by Independence Standards Board Standard No. 1. The Audit Committee also further discussed with PricewaterhouseCoopers LLP their independence and considered whether the independent auditors' provision of non-audit related services is compatible with maintaining the auditors' independence. The Audit Committee also considered other areas of oversight relating to the financial reporting and audit process that the Committee determined appropriate. Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's 2000 Annual Report on Form 10-K to be filed with the Securities and Exchange Commission.

    On May 23, 2000, the Board of Directors approved a written charter to govern the Audit Committee. A copy of the Company's Audit Committee charter is included as Appendix B to this proxy statement.

                       Submitted by the Audit Committee:
                               Donald R. Conklin
                                 Bruce I. Sachs
                               Charles A. Sanders

                                 OTHER MATTERS

    The Meeting is called for the purposes set forth in the notice. The Board of Directors does not know of any matter for action by the stockholders at the Meeting other than the matters described in the notice. However, the enclosed proxy confers discretionary authority on the persons named therein with respect to matters which are not known to the directors at the date of printing hereof and which may properly come before the Meeting. It is the intention of the persons named in the proxy to vote in accordance with their best judgment on any such matter.

               STOCKHOLDER PROPOSALS FOR THE 2002 ANNUAL MEETING

    In order to be considered for inclusion in the Proxy Statement for the Company's 2002 Annual Meeting of Stockholders, stockholder proposals must be received by the Company no later than December 4, 2001.

    If the Company does not receive notice of any matter to be considered for presentation at the 2002 Annual Meeting, although not included in the Proxy Statement, by February 17, 2002, the Company's proxy holders will have the right to exercise discretionary voting authority with respect to the proposal, if presented at the meeting, without including information regarding the proposal in its proxy materials. Proposals should be sent to the attention of the Clerk at the Company's offices at 130 Waverly Street, Cambridge, MA 02139-4242.

    Stockholder nominations for election to the Board at the 2002 Annual Meeting of Stockholders may be submitted to the Clerk of the Company no later than February 7, 2002 and must include: (i) the name and address of the stockholder who intends to make the nomination and of the person or persons to be nominated;
(ii) a representation that the stockholder is a holder of record of stock of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice;
(iii) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder; (iv) such other information regarding each nominee proposed by such stockholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Commission; and (v) the consent of each nominee to serve as a director of the Company if so elected.

                                          By order of the Board of Directors

                                          SARAH P. CECIL
                                          CLERK

April 3, 2001

                                   APPENDIX A

                        VERTEX PHARMACEUTICALS INCORPORATED
                           1996 STOCK AND OPTION PLAN
                  (as amended on March 12, 2001, and restated)

1.  DEFINITIONS

    Unless otherwise specified or unless the context otherwise requires, the following terms, as used in this Vertex Pharmaceuticals Incorporated 1996 Stock and Option Plan, have the following meanings:

    AFFILIATE means a corporation which, for purposes of Section 424 of the Code, is a parent or subsidiary of the Company, direct or indirect.

    BOARD OF DIRECTORS means the Board of Directors of the Company.

    CODE means the United States Internal Revenue Code of 1986, as amended.

    COMMITTEE means the Compensation Committee of the Board of Directors or any successor thereto appointed by the Board of Directors pursuant to Section 4 hereof to administer this Plan.

    COMMON STOCK means shares of the Company's common stock, $.01 par value.

    COMPANY means Vertex Pharmaceuticals Incorporated, a Massachusetts corporation.

    DISABILITY or DISABLED means permanent and total disability as defined in
Section 22(e)(3) of the Code.

    EXCHANGE ACT means the Securities Exchange Act of 1934, as amended.

    FAIR MARKET VALUE of a Share of Common Stock on a particular date shall be the mean between the highest and lowest quoted selling prices on such date (the "valuation date") on the securities market where the Common Stock of the Company is traded, or if there were no sales on the valuation date, on the next preceding date within a reasonable period (as determined in the sole discretion of the Committee) on which there were sales. In the event that there were no sales in such a market within a reasonable period, the fair market value shall be as determined in good faith by the Committee in its sole discretion. The Fair Market Value as determined in this paragraph rounded down to the next lower whole cent if the foregoing calculation results in fractional cents.

    ISO means an option intended to qualify as an incentive stock option under Code Section 422(b).

    KEY EMPLOYEE means an employee of the Company or of an Affiliate (including, without limitation, an employee who is also serving as an officer or director of the Company or of an Affiliate), designated by the Committee to be eligible to be granted one or more Stock Rights under the Plan.

    NQSO means an option which is not intended to qualify as an ISO.

    NON-EMPLOYEE DIRECTOR means a member of the Board of Directors who is not an employee of the Company or any Affiliate.

    OPTION means an ISO or NQSO granted under the Plan.

    PARTICIPANT means a Key Employee, Non-Employee Director, consultant or advisor of the Company to whom one or more Stock Rights are granted under the Plan. As used herein, "Participant" shall include "Participant's Survivors" and a Participant' s permitted transferees where the context requires.

    PARTICIPANT'S SURVIVORS means a deceased Participant's legal representatives and/or any person or persons who acquires the Participant's rights to a Stock Right by will or by the laws of descent or distribution.

    PLAN means this Vertex Pharmaceuticals Incorporated 1996 Stock and Option Plan, as amended from time to time.

    SHARES means shares of the Common Stock as to which Stock Rights have been or may be granted under the Plan or any shares of capital stock into which the Shares are changed or for which they are exchanged within the provisions of
Section 3 of the Plan. The Shares issued upon exercise of Stock Rights granted under the Plan may be authorized and unissued shares or shares held by the Company in its treasury, or both.

    STOCK AGREEMENT means an agreement between the Company and a Participant executed and delivered pursuant to the Plan, in such form as the Committee shall approve.

    STOCK AWARD means an award of Shares or the opportunity to make a direct purchase of Shares of the Company granted under the Plan.

    STOCK RIGHT means a right to Shares of the Company granted pursuant to the Plan as an ISO, an NQSO or a Stock Award.

2.  PURPOSES OF THE PLAN

    The Plan is intended to encourage ownership of Shares by Key Employees, Non-Employee Directors and certain consultants and advisors to the Company in order to attract such persons, to induce them to work for the benefit of the Company or of an Affiliate and to provide additional incentive for them to promote the success of the Company or of an Affiliate. The Plan provides for the granting of Stock Rights to Key Employees, Non-Employee Directors, consultants and advisors of the Company.

3.  SHARES SUBJECT TO THE PLAN

    The number of Shares subject to this Plan as to which Stock Rights may be granted from time to time shall be 13,000,000 plus the number of shares of Common Stock previously reserved for the granting of options under the Vertex Pharmaceuticals Incorporated 1991 Stock Option Plan and 1994 Stock and Option Plan but not granted thereunder, or the equivalent of such number of Shares after the Committee, in its sole discretion, has interpreted the effect of any stock split, stock dividend, combination, recapitalization or similar transaction in accordance with Section 17 of this Plan.

    If an Option granted hereunder or any option granted under the 1991 Stock Option Plan or 1994 Stock and Option Plan ceases to be "outstanding", in whole or in part, or if the Company shall reacquire any Shares issued pursuant to Stock Awards, the Shares which were subject to such Option and any Shares so reacquired by the Company shall also be available for the granting of other Stock Rights under the Plan. Any Stock Right shall be treated as "outstanding" until such Stock Right is exercised in full, or terminates or expires under the provisions of the Plan, or by agreement of the parties to the pertinent Stock Agreement, without having been exercised in full.

4.  ADMINISTRATION OF THE PLAN

    The Plan shall be administered by the Committee. Subject to the provisions of the Plan, the Committee is authorized to:

    a. Interpret the provisions of the Plan or of any Option, Stock Award or Stock Agreement and to make all rules and determinations which it deems necessary or advisable for the administration of the Plan;

    b. Determine which employees of the Company or of an Affiliate shall be designated as Key Employees and which of the Key Employees, Non-Employee Directors, consultants and advisors of the Company and its Affiliates shall be granted Stock Rights;

    c. Determine the number of Shares and exercise price for which a Stock Right or Stock Rights shall be granted;

    d. Specify the terms and conditions upon which a Stock Right or Stock Rights may be granted; and

    e. In its discretion, accelerate the date of exercise of any installment of any Option; provided that the Committee shall not, without the consent of the Option holder accelerate the exercise date of any installment of any Option granted to any Key Employee as an ISO (and not previously converted into an NQSO pursuant to Section 20) if such acceleration would violate the annual vesting limitation contained in Section 422(d) of the Code, as described in Section 6.2.3.

provided, however, that all such interpretations, rules, determinations, terms and conditions shall be made and prescribed in the context of preserving the tax status under Code Section 422 of those Options which are designated as ISOs and shall be in compliance with any applicable provisions of Rule 16b-3 under the Exchange Act. Subject to the foregoing, the interpretation and construction by the Committee of any provisions of the Plan or of any Stock Right granted under it shall be final, unless otherwise determined by the Board of Directors, if the Committee is other than the Board of Directors.

    The Committee may employ attorneys, consultants, accountants or other persons, and the Committee, the Company and its officers and directors shall be entitled to rely upon the advice, opinions or valuations of such persons. All actions taken and all interpretations and determinations made by the Committee in good faith shall be final and binding upon the Company, all Participants, and all other interested persons. No member or agent of the Committee shall be personally liable for any action, determination, or interpretation made in good faith with respect to this Plan or grants hereunder. Each member of the Committee shall be indemnified and held harmless by the Company against any cost or expense (including counsel fees) reasonably incurred by him or liability (including any sum paid in settlement of a claim with the approval of the Company) arising out of any act or omission to act in connection with this Plan unless arising out of such member's own fraud or bad faith. Such indemnification shall be in addition to any rights of indemnification the members of the Committee may have as directors or otherwise under the by-laws of the Company, or any agreement, vote of stockholders or disinterested directors, or otherwise.

5.  ELIGIBILITY FOR PARTICIPATION

    The Committee shall, in its sole discretion, name the Participants in the Plan, provided, however, that each Participant must be a Key Employee, Non-Employee Director, consultant or advisor of the Company or of an Affiliate at the time a Stock Right is granted. Notwithstanding the foregoing, the Committee may authorize the grant of a Stock Right to a person not then an employee, Non-Employee Director, consultant or advisor of the Company or of an Affiliate; PROVIDED, HOWEVER, that the actual grant of such Stock Right shall be conditioned upon such person becoming eligible to become a Participant at or prior to the time of execution of the Stock Agreement evidencing such Stock Right. The granting of any Stock Right to any individual shall neither entitle that individual to, nor disqualify him or her from, participation in other grants of Stock Rights. Nothwithstanding anything to the contrary contained in this Plan, no Stock Rights shall be granted to any director or officer of the Company except in accordance with the applicable rules of the Nasdaq Stock Market or other securities market where the Common Stock is traded.

6.  TERMS AND CONDITIONS OF OPTIONS

    6.1 GENERAL. Each Option shall be set forth in writing in a Stock Agreement, duly executed by the Company and, to the extent required by law or requested by the Company, by the Participant. The Committee may provide that Options be granted subject to such conditions as the Committee may deem appropriate including, without limitation, subsequent approval by the shareholders of the Company of this Plan or any amendments thereto, PROVIDED, HOWEVER, that the option price per share of the Shares covered by each Option shall not be less than the Fair Market Value per share of the Common Stock on the date of grant (or par value if greater). Each Stock Agreement shall state the number of Shares to which it pertains, the date or dates on which it first is exercisable and the date after which it may no longer be exercised. Option rights may accrue or become exercisable in installments over a period of time, or upon the achievement of certain conditions or the attainment of stated goals or events. Exercise of any Option may be conditioned upon the Participant's execution of a Share purchase agreement in form satisfactory to the Committee providing for certain protections for the Company and its other shareholders, including requirements that the Participant's or the Participant's Survivors' right to sell or transfer the Shares may be restricted, and the Participant or the Participant's Survivors may be required to execute letters of investment intent and to acknowledge that the Shares will bear legends noting any applicable restrictions.

    6.2 ISOS. ISOs shall be issued only to Key Employees. In addition to the minimum standards set forth in Section 6.1, ISOs shall be subject to the following terms and conditions, with such additional restrictions or changes as the Committee determines are appropriate but not in conflict with Code
Section 422 and relevant regulations and rulings of the Internal Revenue
Service:

        6.2.1 ISO OPTION PRICE: The Option price per Share of the Shares subject to an ISO shall not be less than one hundred percent (100%) of the Fair Market Value per share of the Common Stock on the date of grant of the ISO; provided, however that the Option price per share of the Shares subject to an ISO granted to a Participant who owns, directly or by reason of the applicable attribution rules in Code Section 424(d), more than ten percent (10%) of the total combined voting power of all classes of share capital of the Company or an Affiliate, shall not be less than one hundred ten percent (110%) of the said Fair Market Value on the date of grant.

        6.2.2 TERM OF ISO: Each ISO shall expire not more than ten (10) years from the date of grant; provided, however, that an ISO granted to a Participant who owns, directly or by reason of the applicable attribution rules in Code Section 424(d), more than ten percent (10%) of the total combined voting power of all classes of share capital of the Company or an Affiliate, shall expire not more than five (5) years from the date of grant.

        6.2.3 LIMITATION ON GRANT OF ISOS: No ISOs shall be granted after the date which is ten (10) years from the earlier of the date of the adoption of this Plan and the date of the approval of the Plan by the shareholders of the Company.

    6.3 NON-EMPLOYEE DIRECTORS' OPTIONS. Each Non-Employee Director, upon first being elected or appointed to the Board of Directors, shall be granted an NQSO to purchase 20,000 Shares. Each such Option shall (i) have an exercise price equal to the Fair Market Value (per share) on the date of grant of the Option, (ii) have a term of ten (10) years, and (ii) shall become cumulatively exercisable in sixteen (16) equal quarterly installments, upon completion of each full quarter of service on the Board of Directors after the date of grant. In addition, on June 1 of each year, each Non-Employee Director shall be granted a NQSO to purchase 7,500 shares. Each such Option shall (i) have an exercise price equal to the Fair Market Value (per share) on the date of grant of such Option, (ii) have a term of ten (10) years, and (iii) be exercisable in full immediately on the date of grant. Any director entitled to receive an Option grant under this Section may elect to decline the Option. Notwithstanding the provisions of Section 24 concerning amendment of the Plan, the provisions of this Subsection shall not be amended more than once every six months, other than to comport with changes in the Code, the Employee Retirement Income Security Act, or the rules thereunder. Notwithstanding anything to the contrary contained in any other provisions of this Plan, the Committee shall have no discretion to vary the terms of Options granted under this Section 6.3 from those set forth herein. The provisions of Sections 11, 13 and 14 below shall not apply to Options granted pursuant to this Subsection.

    6.4 LIMITATION ON NUMBER OF OPTIONS GRANTED. Notwithstanding anything in this Plan to the contrary, no Participant shall be granted Options in any calendar year for the purchase of more than 400,000 Shares (subject to adjustment pursuant to Section 17 to the extent consistent with Section 162(m) of the Code).

7.  TERMS AND CONDITIONS OF STOCK AWARDS

    Each Stock Award shall be set forth in a Stock Agreement, duly executed by the Company and, to the extent required by law or requested by the Company, by the Participant. The Stock Agreement shall be in the form approved by the Committee, with such changes and modifications to such form as the Committee, in its discretion, shall approve with respect to any particular Participant or Participants. The Stock Agreement shall contain terms and conditions which the Committee determines to be appropriate and in the best interest of the Company; PROVIDED, HOWEVER, that the purchase price per share of the Shares covered by each Stock Award shall not be less than the par value per Share. Each Stock Agreement shall state the number of Shares to which the Stock Award pertains, the date prior to which the Stock Award must be exercised by the Participant, and the terms of any right of the Company to reacquire the Shares subject to the Stock Award, including the time and events upon which such rights shall accrue and the purchase price therefor, and any restrictions on the transferability of such Shares. All Stock Awards shall be subject to restrictions on transfer and a right of repurchase by the Company and shall vest over a period of not less than three years from the date of grant, or until the later of one year after the date of grant or the achievement of such performance objectives as shall be approved by the Committee when granting the Stock Award. The Committee, in its discretion, may accelerate the vesting of stock awards in the event of
(a) death or disability of the Participant, or (b) in connection with an Acquisition as defined in Section 17.2.

8.  EXERCISE OF STOCK RIGHTS AND ISSUANCE OF SHARES

    A Stock Right (or any part or installment thereof) shall be exercised by giving written notice to the Company, together with provision for payment of the full purchase price in accordance with this Section for the Shares as to which such Stock Right is being exercised, and upon compliance with any other condition(s) set forth in the Stock Agreement. Such written notice shall be signed by the person exercising the Stock Right, shall state the number of Shares with respect to which the Stock Right is being exercised and shall contain any representation required by the Plan or the Stock Agreement.

    Payment of the purchase price for the Shares as to which such Stock Right is being exercised shall be made (a) in United States dollars in cash or by check acceptable to the Committee, or (b) at the discretion of the Committee,
(i) through delivery of shares of Common Stock (which, in the case of shares acquired from the Company, have been held by the Participant for at least six
(6) months) not subject to any restriction under any plan and having a fair market value equal as of the date of exercise to the cash exercise price of the Stock Right, determined in good faith by the Committee, or (ii) in accordance with a cashless exercise program established with a securities brokerage firm, and approved by the Company, or (iii) by any other means (excluding, however, delivery of a promissory note of the Participant) which the Committee determines to be consistent with the purpose of this Plan and applicable law, or (iv) by any combination of the foregoing. Notwithstanding the foregoing, the Committee shall accept only such payment on exercise of an ISO as is permitted by
Section 422 of the Code.

    The Company shall then as soon as is reasonably practicable deliver the Shares as to which such Stock Right was exercised to the Participant (or to the Participant's Survivors, as the case may be). It is expressly understood that the delivery of the Shares may be delayed by the Company in order to comply with any law or regulation which requires the Company to take any action with respect to the Shares prior to their issuance. The Shares shall, upon delivery, be fully paid, non-assessable Shares.

9.  RIGHTS AS A SHAREHOLDER

    No Participant to whom a Stock Right has been granted shall have rights as a shareholder with respect to any Shares covered by such Stock Right, except after due exercise thereof and tender of the full purchase price for the Shares being purchased pursuant to such exercise and registration of the Shares in the Company's share register in the name of the Participant.

10. ASSIGNABILITY AND TRANSFERABILITY OF STOCK RIGHTS

    ISOs and, except as otherwise provided by the Committee, NQSOs and Stock Awards shall not be transferable by the Participant other than by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act or the rules thereunder, PROVIDED, HOWEVER, that the designation of a beneficiary of a Stock Right by a Participant shall not be deemed a transfer prohibited by this Section. Except as provided in the preceding sentence or as otherwise permitted under an NQSO or Stock Award Stock Agreement, a Stock Right shall be exercisable, during the Participant's lifetime, only by such Participant (or by his or her legal representative) and shall not be assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) and shall not be subject to execution, attachment or similar process. Any attempted transfer, assignment, pledge, hypothecation or other disposition of any Stock Right or of any rights granted thereunder contrary to the provisions of this Plan, or the levy of any attachment or similar process upon a Stock Right, shall be null and void.

11. EFFECT OF TERMINATION OF SERVICE

    11.1 Except as otherwise provided in the pertinent Stock Agreement or as otherwise provided in Sections 12, 13 or 14, if a Participant ceases to be an employee, director, consultant or advisor with the Company and its Affiliates (for any reason other than termination "for cause", Disability, or death) (a 'Termination of Service") before the Participant has exercised all Stock Rights, the Participant may exercise any Stock Right granted to him or her to the extent that the Stock Right is exercisable on the date of such Termination of Service, but only within the originally prescribed term of the Stock Right.

    11.2 The provisions of this Section, and not the provisions of Section 13 or 14, shall apply to a Participant who subsequently becomes disabled or dies after the Termination of Service; provided, however, that in the case of a Participant's death within three (3) months after the Termination of Service, the Participant's Survivors may exercise the Stock Right within one (1) year after the date of the Participant's death, but in no event after the date of expiration of the term of the Stock Right.

    11.3 Notwithstanding anything herein to the contrary, if subsequent to a Participant's Termination of Service, but prior to the exercise of a Stock Right, the Committee determines that, either prior or subsequent to the Participant's Termination of Service, the Participant engaged in conduct which would constitute "cause" (as defined in Section 12), then such Participant shall forthwith cease to have any right to exercise any Stock Right.

    11.4 Absence from work with the Company or an Affiliate because of temporary disability or a leave of absence for any purpose, shall not, during the period of any such absence in accordance with Company policies, be deemed, by virtue of such absence alone, a Termination of Service, except as the Committee may otherwise expressly provide.

    11.5 A change of employment or other service within or among the Company and its Affiliates shall not be deemed a Termination of Service, so long as the Participant continues to be an employee, director, consultant or advisor of the Company or any Affiliate.

12. EFFECT OF TERMINATION OF SERVICE FOR "CAUSE"

    Except as otherwise provided in the pertinent Stock Agreement, in the event of a Termination of Service of a Participant "for cause" all outstanding and unexercised Stock Rights as of the date the Participant is notified his or her service is terminated "for cause" will immediately be forfeited.

    For purposes of this Section 12, "cause" shall include (and is not limited to) dishonesty with respect to the Company and its Affiliates, insubordination, substantial malfeasance or non-feasance of duty, unauthorized disclosure of confidential information, conduct substantially prejudicial to the business of the Company or any Affiliate, and termination by the Participant in violation of an agreement by the Participant to remain in the employ of the Company of an Affiliate. The determination of the Committee as to the existence of cause will be conclusive on the Participant and the Company. "Cause" is not limited to events which have occurred prior to a Participant's Termination of Service, nor is it necessary that the Committee's finding of "cause" occur prior to termination. If the Committee determines, subsequent to a Participant's Termination of Service but prior to the exercise of a Stock Right, that either prior or subsequent to the Participant's termination the Participant engaged in conduct which would constitute "cause," then the right to exercise any Stock Right shall be forfeited. Any definition in an agreement between a Participant and the Company or an Affiliate which contains a conflicting definition of "cause" for termination and which is in effect at the time of such termination shall supersede the definition in this Plan with respect to that Participant.

13. EFFECT OF TERMINATION OF SERVICE FOR DISABILITY

    Except as otherwise provided in the pertinent Stock Agreement, in the event of a termination of service with the Company and its Affiliates by reason of Disability, the Disabled Participant may exercise any Stock Right granted to him or her to the extent exercisable but not exercised on the date of Disability. A Disabled Participant may exercise such rights only within a period of not more than one (1) year after the date that the Participant became Disabled or, if earlier, within the originally prescribed term of the Stock Right.

    The Committee shall make the determination both of whether Disability has occurred and of the date of its occurrence (unless a procedure for such determination is set forth in another agreement between the Company and such Participant, in which case such procedure shall be used for such determination). If requested, the Participant shall be examined by a physician selected or approved by the Committee, the cost of which examination shall be paid for by the Company.

14. EFFECT OF DEATH WHILE AN EMPLOYEE, DIRECTOR OR CONSULTANT

    Except as otherwise provided in the pertinent Stock Agreement, in the event of death of a Participant while the Participant is an employee, director, consultant or advisor of the Company or of an Affiliate, any Stock Rights granted to such Participant may be exercised by the Participant's Survivors to the extent exercisable but not exercised on the date of death. Any such Stock Right must be exercised within one (1) year after the date of death of the Participant but in no event after the date of expiration of the term of the Stock Right.

15. PURCHASE FOR INVESTMENT

    Unless the offering and sale of the Shares to be issued upon the particular exercise of an Stock Right shall have been effectively registered under the Securities Act of 1933, as now in force or hereafter amended (the "1933 Act"), the Company shall be under no obligation to issue the Shares covered by such exercise unless and until the following conditions have been fulfilled:

    a. The person(s) who exercise such Stock Right shall warrant to the Company, at the time of such exercise or receipt, as the case may be, that such person(s) are acquiring such Shares for their own respective accounts, for investment, and not with a view to, or for sale in connection with, the distribution of any such Shares, in which event the person(s) acquiring such Shares shall be bound by the provisions of the following legend which shall be endorsed upon the certificate(s) evidencing their Shares issued pursuant to such exercise or such grant:

           "The shares represented by this certificate have been taken for investment and they may not be sold or otherwise transferred by any person, including a pledgee, unless (1) either (a) a Registration Statement with respect to such shares shall be effective under the Securities Act of 1933, as amended, or (b) the Company shall have received an opinion of counsel satisfactory to it that an exemption from registration under such Act is then available, and (2) there shall have been compliance with all applicable state securities laws."

    b. The Company shall have received an opinion of its counsel that the Shares may be issued upon such particular exercise in compliance with the 1933 Act without registration thereunder.

    The Company may delay issuance of the Shares until completion of any action or obtaining of any consent which the Company deems necessary under any applicable law (including, without limitation, state securities or "blue sky" laws).

16. DISSOLUTION OR LIQUIDATION OF THE COMPANY

    Upon the dissolution or liquidation of the Company (other than in connection with a transaction subject to the provisions of Section 17.2), all Stock Rights granted under this Plan which as of such date shall not have been exercised will terminate and become null and void; provided, however, that if the rights of a Participant have not otherwise terminated and expired, the Participant will have the right immediately prior to such dissolution or liquidation to exercise any Stock Right to the extent that such Stock Right is exercisable as of the date immediately prior to such dissolution or liquidation.

17. ADJUSTMENTS

    Upon the occurrence of any of the following events, a Participant's rights with respect to any Stock Right granted to him or her hereunder which have not previously been exercised in full shall be adjusted as hereinafter provided, unless otherwise specifically provided in the written agreement between the Participant and the Company relating to such Stock Right or in any employment agreement between a Participant and the Company or an Affiliate:

    17.1 STOCK DIVIDENDS AND STOCK SPLITS. If the shares of Common Stock shall be subdivided or combined into a greater or smaller number of shares or if the Company shall issue any shares of Common Stock as a stock dividend on its outstanding Common Stock, the number of shares of Common Stock deliverable upon the exercise of such Stock Right shall be appropriately increased or decreased, and appropriate adjustments shall be made in the purchase price per share to reflect such subdivision, combination or stock dividend.

    17.2 CONSOLIDATIONS OR MERGERS. In the event of a consolidation or merger in which the Company is not the surviving corporation or which results in the acquisition of substantially all the Company's outstanding stock by a single person or entity or by a group of persons and/or entities acting in concert, or in the event of the sale or transfer of substantially all the Company's assets (any of the foregoing, an "Acquisition"), all then outstanding Options shall terminate unless assumed pursuant to clause (i) below; provided, that either
(i) the Committee shall provide for the surviving or acquiring entity or an affiliate thereof to assume the outstanding Options or grant replacement options in lieu thereof, any such replacement to be upon an equitable basis as determined by the Committee, or (ii) if there is no such assumption or substitution, all outstanding Options shall become immediately and fully exercisable immediately prior to the Acquisition, notwithstanding any restrictions or vesting conditions set forth therein.

    17.3 RECAPITALIZATION OR REORGANIZATION. In the event of a recapitalization or reorganization of the Company (other than a transaction described in Section 17.2 above) pursuant to which securities of the Company or of another corporation are issued with respect to the outstanding shares of Common Stock, a Participant upon exercising a Stock Right shall be entitled to receive for the purchase price paid upon such exercise the securities he or she would have received if he or she had exercised such Stock Right prior to such recapitalization or reorganization.

    17.4 MODIFICATION OF ISOS. Notwithstanding the foregoing, any adjustments made pursuant to Section 17.1, 17.2 or 17.3 with respect to ISOs shall be made only after the Committee determines whether such adjustments would constitute a "modification" of such ISOs (as that term is defined in Section 424(h) of the Code) or would cause any adverse tax consequences for the holders of such ISOs. If the Committee determines that such adjustments made with respect to ISOs would constitute a modification of such ISOs, it may refrain from making such adjustments, unless the holder of an ISO specifically requests in writing that such adjustment be made and such writing indicates that the holder has full knowledge of the consequences of such "modification" on his or her income tax treatment with respect to the ISO.

18. ISSUANCES OF SECURITIES

    Except as expressly provided herein, no issuance (including for this purpose the delivery of shares held in treasury) by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Shares subject to Options. Except as expressly provided herein, no adjustments shall be made for dividends paid in cash or in property (including without limitation, securities) of the Company.

19. FRACTIONAL SHARES

    No fractional share shall be issued under the Plan and the person exercising any Stock Right shall receive from the Company cash in lieu of any such fractional share equal to the Fair Market Value thereof determined in good faith by the Board of Directors.

20. CONVERSION OF ISOS INTO NON-QUALIFIED OPTIONS: TERMINATION OF ISOS

    Any Options granted under this Plan which do not meet the requirements of the Code for ISOs shall automatically be deemed to be NQSOs without further action on the part of the Committee. The Committee, at the written request of any Participant, may in its discretion take such actions as may be necessary to convert such Participant's ISOs (or any portion thereof) that have not been exercised on the date of conversion into NQSOs at any time prior to the expiration of such ISOs, regardless of whether the Participant is an employee of the Company or an Affiliate at the time of such conversion. Such actions may include, but not be limited to, extending the exercise period or reducing the exercise price of the appropriate installments of such Options. At the time of such conversion, the Committee (with the consent of the Participant) may impose such conditions on the exercise of the resulting NQSOs as the Committee in its discretion may determine, provided that such conditions shall not be inconsistent with this Plan. Nothing in the Plan shall be deemed to give any Participant the right to have such Participant's ISOs converted into NQSOs, and no such conversion shall occur until and unless the Committee takes appropriate action. The Committee, with the consent of the Participant, may also terminate any portion of any ISO that has not been exercised at the time of such termination.

21. WITHHOLDING

    In the event that any federal, state, or local income taxes, employment taxes, Federal Insurance Contributions Act ("FICA") withholdings or other amounts are required by applicable law or governmental regulation to be withheld from the Participant's salary, wages or other remuneration in connection with the exercise of a Stock Right or a Disqualifying Disposition (as defined in Section 22), the Participant shall advance in cash to the Company, or to any Affiliate of the Company which employs or employed the Participant, the amount of such withholdings unless a different withholding arrangement, including the use of shares of the Company's Common Stock, is authorized by the Committee (and permitted by law), provided, however, that with respect to persons subject to
Section 16 of the Exchange Act, any such withholding arrangement shall be in compliance with any applicable provisions of Rule 16b-3 promulgated under
Section 16 of the Exchange Act. For purposes hereof, the Fair Market Value of any shares withheld for purposes of payroll withholding shall be determined in the manner provided in Section 1 above, as of the most recent practicable date prior to the date of exercise. If the Fair Market Value of the shares withheld is less than the amount of payroll withholdings required, the Participant my be required to advance the difference in cash to the Company or the Affiliate employer. The Committee in its discretion may condition the exercise of an Option for less than the then Fair Market Value on the Participant's payment of such additional withholding. In no event shall shares be withheld from any award in satisfaction of tax withholding requirements in an amount that exceeds the minimum tax withholding requirements of law.

22. NOTICE TO COMPANY OF DISQUALIFYING DISPOSITION

    Each Key Employee who receives an ISO must agree to notify the Company in writing immediately after the Key Employee makes a "Disqualifying Disposition" of any Shares acquired pursuant to the exercise of an ISO. A Disqualifying Disposition is any disposition (as defined in Section 424(c) of the Code) of such shares before the later of (a) two years from the date the Key Employee was granted the ISO, or (b) one year after the date the Key Employee acquired Shares by exercising the ISO. If the Key Employee has died before such Shares are sold, the notice provisions of this Section 22 shall not apply.

23. EFFECTIVE DATE; TERMINATION OF THE PLAN

    The Plan shall be effective on December 12, 1996, the date of its approval by the Board of Directors. The Plan will terminate on December 12, 2006. The Plan may be terminated at an earlier date by vote of the Board of Directors; provided, however, that any such earlier termination will not affect any Stock Rights granted or Stock Agreements executed prior to the effective date of such termination.

24. AMENDMENT OF THE PLAN; AMENDMENT OF STOCK RIGHTS

    The Plan may be amended by the stockholders of the Company. The Plan may also be amended by the Board of Directors or the Committee, including, without limitation, to the extent necessary to qualify any or all outstanding Stock Rights granted under the Plan or Stock Rights to be granted under the Plan for favorable federal income tax treatment (including deferral of taxation upon exercise) as may be afforded incentive stock options under Section 422 of the Code, to the extent necessary to ensure that Stock Rights granted or to be granted under the Plan are in accordance with Rule 16b-3 under the Exchange Act, and to the extent necessary to qualify the shares issuable upon exercise of any outstanding Stock Rights granted, or Stock Rights to be granted, under the Plan for listing on any national securities exchange or quotation in any national automated quotation system of securities dealers. No modification or amendment of the Plan shall adversely affect a Participant's rights under a Stock Right previously granted to the Participant without such Participant's consent.

    In its discretion, the Committee may amend any term or condition of any outstanding Stock Right, PROVIDED, (i) such term or condition as amended is permitted by the Plan, (ii) if the amendment is adverse to the Participant, such amendment shall be made only with the consent of the Participant, (iii) any such amendment of any ISO shall be made only after the Committee determines whether such amendment would constitute a "modification" of any Stock Right which is an ISO (as that term is defined in

Section 424(h) of the Code) or would cause any adverse tax consequences for the holder of such ISO, and (iv) with respect to any Stock Right held by any Participant who is subject to the provisions of Section 16(a) of the Exchange Act, any such amendment shall be made only after the Committee determines whether such amendment would constitute the grant of a new Stock Right. Notwithstanding the foregoing, the Committee may not reprice any Options, either directly through a reduction of the exercise price or indirectly by cancellation of outstanding Options in return for an immediate grant of Options with a lower exercise price.

25. EMPLOYMENT OR OTHER RELATIONSHIP

    Nothing in this Plan or any Stock Agreement shall be deemed to prevent the Company or an Affiliate from terminating the employment, consultancy or director status of a Participant, nor to prevent a Participant from terminating his or her own employment, consultancy or director status or to give any Participant a right to be retained in employment or other service by the Company or any Affiliate for any period of time.

26. GOVERNING LAW

    This Plan shall be construed and enforced in accordance with the law of The Commonwealth of Massachusetts.

                                   APPENDIX B
                      VERTEX PHARMACEUTICALS INCORPORATED
                                AUDIT COMMITTEE
                           OF THE BOARD OF DIRECTORS
                                    CHARTER
                                  MAY 23, 2000

I.  PURPOSE

    The primary purpose of the Audit Committee of the Board of Directors of Vertex Pharmaceuticals Incorporated is to provide independent and objective oversight of the accounting functions and internal controls of Vertex Pharmaceuticals Incorporated (the "Company"). The Committee shall provide assistance to the Board of Directors in fulfilling their responsibility to the shareholders relating to corporate accounting, the reporting practices of the Company, and the quality and integrity of the financial reports of the Company.

II.  COMPOSITION

    The Committee shall consist of at least three members, who shall be appointed by the Board of Directors. Each member of the Committee shall be an independent director (as determined under SEC rules and NASD listing standards, as applicable and as the same may be modified or supplemented), and free from any relationship that, in the opinion of the Board, would interfere with the exercise of his or her independent judgment as a member of the Committee. Members of the Committee must be able to read and understand fundamental financial statements, including a company's balance sheet, income statement, and cash flow statement, or become able to do so within a reasonable period of time after appointment to the Committee. At least one member of the Committee must have past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background that results in the individual's financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities. No member of the Committee shall be employed or otherwise affiliated with the Company's independent accountants.

    The members of the Committee shall be elected by the Board of Directors, and shall serve until the first meeting following the next annual meeting of stockholders or until their successors shall be duly elected and qualified. Unless a Chairperson is elected by the full Board, the members of the Committee may designate a Chairperson by a majority vote of the full Committee membership.

III.  MEETINGS

    The Committee shall meet at least four times annually, or more frequently as circumstances dictate. As part of its duty to foster open communication, the Committee should meet at least annually with management and the independent accountants separately to discuss any matters that the Committee or either of these groups believes should be discussed privately. In addition, the Committee should meet with the independent accountants and management quarterly to review the Company's financial statements in accordance with paragraph IV.5. below. A quorum of the Committee shall be declared when a majority of the appointed members of the Committee are in attendance. In accordance with the Company's by-laws, members of the Committee may participate in any meeting through conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time, and participation by such means shall constitute presence in person at a meeting.

IV.  RESPONSIBILITIES AND DUTIES

    The Committee shall perform the following functions:

1. SELECTION OF INDEPENDENT ACCOUNTANTS. Recommend to the Board the firm to be employed by Vertex as its independent accountants, which firm shall be ultimately accountable to the Board and the Committee as representatives of shareholders. The Committee and the Board shall have the ultimate authority and responsibility to select, evaluate and, where appropriate, replace the independent accountants. The Committee shall at least annually evaluate the performance of the independent accountants and, if so determined by the Committee, recommend that the Board replace the independent accountants.

2. OVERSIGHT OF ACCOUNTANTS' INDEPENDENCE. Receive periodic formal written reports from the independent accountants regarding their independence as required by Independence Standards Board Standard No. 1, as the same may be modified or supplemented. Discuss such reports with the independent accountants, and, if so determined by the Committee, recommend that the Board take appropriate action to satisfy itself of their independence. Review and actively discuss with the Board, if necessary, and the accountants, on a periodic basis, any disclosed relationships or services between the accountants and the Company or any other disclosed relationships or services that may impact the objectivity and independence of the accountants.

3. AUDIT OVERSIGHT AND FEES. Meet with the independent accountants prior to the audit to review the proposed staffing of the audit. Discuss with the independent accountants any significant changes in auditing standards. Review and approve the fees to be paid to the independent accountants.

4. AUDIT REVIEW. After completion of the annual audit, review with each of management and the independent accountants any significant judgments made in management's preparation of the financial statements, any significant difficulties encountered during the course of the review or audit, including any restrictions on the scope of the work or access to required information, and any other significant decisions made by management in preparing the financial disclosure reviewed by the independent accountants. Discuss with the independent accountants the matters required to be discussed under Statement of Auditing Standards No. 61 ("SAS 61"), as the same may be modified or supplemented.

5. QUARTERLY FINANCIAL STATEMENTS. Review and discuss with management and the independent accountants the Company's quarterly financial statements prior to quarterly earnings release and the filing of the quarterly report on Form 10-Q.

6. ANNUAL FINANCIAL STATEMENTS. Review and discuss with management and the independent accountants Vertex's annual financial statements. Following the satisfactory completion of the year-end review, recommend to the Board the inclusion of the audited financial statements in the Company's Annual Report on Form 10-K.

7. DISAGREEMENTS. Review any significant disagreement between management and the independent accountants in connection with the preparation of the financial statements.

8. ACCOUNTING PRINCIPLES AND DISCLOSURE. Consider and approve, if appropriate, major changes to the Company's accounting principles and practices proposed by management. Review with the independent accountants their judgments about the quality of the Company's accounting principles and underlying estimates.

9. INTERNAL CONTROLS. Review with management the Company's internal control systems intended to ensure the reliability of financial reporting, and consult with the independent accountants regarding the adequacy of internal accounting controls. Review with the independent accountants and management any management letter provided by the independent accountants.

10. ETHICAL ENVIRONMENT. Consult with management on the establishment and maintenance of an environment that promotes ethical behavior, including the establishment, communication, and enforcement of codes of conduct to guard against dishonest, unethical, or illegal activities. Obtain from the independent accountants assurance that they will inform the Company's management concerning any information indicating that an illegal act has or may have occurred that could have a material effect on the Company's financial statements, and assure that such information is conveyed to the Committee.

11. LEGAL COMPLIANCE. Review with the Company's counsel any legal matters that could have a significant impact on the Company's financial statements.

12. OVERSIGHT OF EXECUTIVE OFFICERS AND DIRECTORS AND CONFLICTS OF
    INTEREST. Review significant conflicts of interest involving members of the Board of Directors or executive officers. The Committee shall review compliance with Company policies and procedures with respect to officers' expense accounts and perquisites, including their use of corporate assets, and consider the results of any review of these areas by the independent accountants. The Committee also shall review significant questionable or illegal payments.

13. ADEQUACY OF PERSONNEL. Review periodically the adequacy of the Company's accounting, financial, and auditing personnel resources, including internal auditing functions, if any.

14. RISK MANAGEMENT. Review and evaluate risk management policies in light of the Company's business strategy, capital strength, and overall risk tolerance.

15. TAX POLICIES. Review periodically the Company's tax policies and any pending audits or assessments.

16. INVESTMENT POLICIES. Review periodically the Company's investment policies, treasury management policies and procedures.

17. BANKING AUTHORIZATIONS. Designate the persons who are authorized to execute checks, drafts, transfers and other orders for the payment of money out of the funds of the Company.

18. CHARTER AMENDMENTS. Review this Charter annually, assess its adequacy and propose appropriate amendments to the Board.

V.  REPORTS

    Following meetings of the Committee, the Committee will report to the Board through its Chairperson with respect to its activities and its recommendations. When presenting any recommendation or advice to the Board, the Committee will provide such background and supporting information as may be necessary for the Board to make an informed decision. The Committee will keep minutes of its meetings and will make such minutes available to the full Board for its review.

    The Committee shall report to shareholders in the Company's proxy statement for its annual meeting whether the Committee has satisfied its responsibilities under this Charter.

VI.  OTHER AUTHORITY

    The Committee is authorized to confer with Company management and other employees to the extent it may deem necessary or appropriate to fulfill its duties. The Committee is authorized to conduct or authorize investigations into any matters within the Committee's scope of responsibilities. The Committee also is authorized to seek outside legal or other advice to the extent it deems necessary or appropriate, provided it shall keep the Board advised as to the nature and extent of such outside advice.

    The Committee will perform such other functions as are authorized or delegated to the Committee by the Board of Directors.

                                                                    1071-PS-2001

                       VERTEX PHARMACEUTICALS INCORPORATED

                  ANNUAL MEETING OF STOCKHOLDERS - MAY 8, 2001

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The undersigned does hereby constitute and appoint Joshua S. Boger and Sarah P. Cecil, or either one of them, the attorney(s) of the undersigned, with full power of substitution, with all the powers which the undersigned would possess if personally present, to vote all stock of Vertex Pharmaceuticals Incorporated which the undersigned is entitled to vote at the Annual Meeting of Stockholders of Vertex Pharmaceuticals Incorporated to be held at 130 Waverly Street, Cambridge, Massachusetts, on Tuesday, May 8, 2001 at 9:30 A.M. and at any adjournments thereof, hereby acknowledging receipt of the Proxy Statement for such meeting and revoking all previous proxies.

         This Proxy, when properly executed, will be voted as directed. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE PROPOSALS LISTED ON THE REVERSE SIDE AND, IN THE CASE OF OTHER MATTERS THAT LEGALLY COME BEFORE THE MEETING, AS SAID ATTORNEY(S) MAY DEEM ADVISABLE.

                  (Continued and to be signed on reverse side)

                                                                SEE REVERSE SIDE

PLEASE VOTE, SIGN, DATE, AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.


1. Election of three (3) directors to the class of directors whose term expires in 2004.

Nominees:  Joshua S. Boger, Charles A. Sanders and Elaine S. Ullian

[__] For all nominees        [__] Withheld from all nominees


____________________________________________________________
For all nominees except as noted above


2. Approval of the amendment to the Restated Articles of Organization to increase the number of authorized shares of common stock.

[__] For    [__] Against    [__] Abstain


3. Approval of the amendments to the 1996 Stock and Option Plan.

[__] For    [__] Against    [__] Abstain


Mark here for address            Mark here if you plan
change and note at left  [__]    to attend the meeting  [__]


                                 Please sign name exactly as name appears.
                                 When signing in a fiduciary capacity, please give full title. Co-fiduciaries and joint owners should each sign.

                                 Signature:                          Date:
                                           -------------------------      -----

                                 Signature:                          Date:
                                           -------------------------      -----